UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2007

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	0-26680 (Commission File Number)	8736-3354 (I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida (Address of Principal Executive Offices)		33759 (Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

January 29, 2007 – Clearwater, Florida—Nicholas Financial, Inc. (NASDAQ: NICK), announced that net income increased 2% to $2,770,000 for the three months ended December 31, 2006 as compared to $2,718,000 for the three months ended December 31, 2005. Diluted earnings per share increased 4% to $0.27 for the three months ended December 31, 2006 as compared to $0.26 for the three months ended December 31, 2005. Revenue increased 6% to $11,730,000 for the three months ended December 31, 2006 as compared to $11,107,000 for the three months ended December 31, 2005. The Company has reported record same quarter increases in revenues and earnings for 66 out of the past 67 quarters

Item 9.01 Financial Statements and Exhibits

Exhibit # Description

99.1	Press release dated January 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.

(Registrant)

Date: January 29, 2007	/s/ Peter L. Vosotas

Peter L. Vosotas

Chairman, President, Chief Executive Officer

(Principal Executive Officer)

Date: January 29, 2007	/s/ Ralph T. Finkenbrink

Ralph T. Finkenbrink

(Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit Description

99.1 Press release dated January 29, 2007.